EXHIBIT 10.19



                            GLOBAL MARINE INC.
                   1989 STOCK OPTION AND INCENTIVE PLAN


                              Third Amendment



     The Global Marine Inc. 1989 Stock Option and Incentive Plan, as heretofore amended by the First Amendment and the Second Amendment thereto (the "Plan"), is hereby further amended as follows, effective upon approval of this Amendment by the stockholders of Global Marine Inc. at said company's 1993 Annual Meeting of Stockholders or any adjournment thereof:

     1. The first sentence of Section 2 of the Plan is hereby amended in its entirety to read as follows:

          "An aggregate of seventeen million seven hundred fifty thousand (17,750,000) shares of common stock may be issued upon exercises of options or stock appreciation rights, or upon purchases at such incentive prices, or both."

     2. Terms used in this Amendment and not defined herein are used herein as they are defined in the Plan. References in the Plan to "this Plan" (and indirect references such as "hereof" and "herein") are amended to refer to the Plan as amended by this Amendment.

     3. Except as expressly amended hereby, the Plan shall remain in full force and effect.